E. Randall Gruber, CPA, PC
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Certified Public Accountant                              Telephone (636)561-5639
400 Lake Saint Louis Boulevard                                 Fax (636)561-0735
Lake Saint Louis, Missouri  63367




             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Board of Directors
Mercer Capital, Inc.

I have audited the accompanying consolidated balance sheets of Mercer Capital, Inc. and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of profit and loss, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly in all material respects, the consolidated financial position of Mercer Capital, Inc. and Subsidiary as of December 31, 2005 and 2004 and the results of its consolidated operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




E. Randall Gruber, CPA, PC

March 16, 2006
St. Louis, Missouri







                      Member: American Institute of Certified Public Accountants
                   Registered: Public Company Accounting Oversight Board (PCAOB)